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                                                                       EXHIBIT 4


                           BLUE JAY ENTERPRISES, INC.
                             1996 STOCK OPTION PLAN


1. PURPOSE OF THE PLAN. The purpose of the Blue Jay Enterprises, Inc. 1996 Stock Option Plan ("Plan") is to encourage ownership of the Common Stock of Blue Jay Enterprises, Inc., a Delaware corporation ("Company"), by officers and other key employees, and in certain circumstances also by advisors, consultants, directors and other persons providing service to the Company and its subsidiaries, and to provide increased incentive for such individuals to render services to the Company and its subsidiaries in the future and to exert maximum effort for the success of the business of the Company.

2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions shall apply:

         a.      "Board" means the Company's Board of Directors.

         b.      "Common Stock" means the Company's Common Stock.

         c. "Committee" means the Committee appointed by the Board in accordance with paragraph (a) of Section 3 of the Plan. If no Committee is appointed, the term "Committee" shall refer to the Board.

         d. "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of employment by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted by sick leave, military leave or any other leave of absence approved by the Company, or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

         e. "Employee" means any person actually employed and paid by the Company or a Subsidiary on either a full-time or part-time basis.

         f. "Incentive Stock Option" means any Option granted under this Plan to an Employee which complies with the provision of
                 Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         g. "Non-Qualified Stock Option" means any Option granted under this Plan which does not qualify in whole or in part as an "Incentive Stock Option" under the provisions of Section 422 of the Code.

         h.      "Option" means a stock option granted under the Plan.

         i. "Optioned Shares" means the Common Stock subject to an Option granted pursuant to the Plan.
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         j.      "Optionee" means a person who receives or otherwise acquires an Option under the Plan.

         k.      "Plan" means this 1996 Stock Option Plan.

         l. "Share" means a share of the Common Stock, as adjusted in accordance with Section 8(i) of the Plan.

         m. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

3.       ADMINISTRATION OF THE PLAN.

         a. Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

                 Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options under the Plan; provided that no such members shall act upon the granting, amendment, or modification of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the committee during which action is taken with respect to the granting of an Option to him.

         b. Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to (i) upon review of relevant information, to determine the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted (which, in the case of Incentive Stock Options, shall be not less than the minimum specified in Section 8(b) hereof), the Employees or other persons to whom and the time or times at which Options shall be granted and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option;
                 (vi) to authorize any person to execute on behalf





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                 of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         c. Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Optionees an any other holders of any Options granted under the Plan.

4. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in paragraph 8(b) and 8(i) hereof and to the provisions of Section 9 hereof, a total of 1,100,000 Shares of Common Stock shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, and such amount of Shares shall be and is hereby reserved for sale for such purpose. Any of such Shares which may remain unsold and which are not subject to outstanding Options at the termination or other discontinuation of the Plan shall cease to be reserved for the purpose of the Plan, but until such termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan.

5. ELIGIBILITY. Incentive Stock Options under the Plan may be granted only to Employees for a reason connected with their employment by the Company or any Subsidiary. Non-Qualified Stock Options may be granted under the Plan to any otherwise eligible person (including Employees) for any reason connected with their furnishing of services to the Company or any Subsidiary. An Employee who has been granted an Incentive Stock Option or a Non-Qualified Stock Option, if he or she is otherwise eligible, may be granted additional Incentive Stock Options or Non-Qualified Stock Options.

6. FAIR MARKET VALUE LIMITATION. The aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which any Incentive Stock Option may be exercisable for the first time by an Optionee during any calendar year (under this Plan and any other Stock Option Plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent Incentive Stock Options granted to an Employee and first becoming exercisable during a given calendar year exceed $100,000 in the aggregate, such Incentive Stock Options shall be treated as Non-Qualified Stock Options.

7. CONTINUATION OF EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment of the Company.

8. TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by a written agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.





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         a.      Option Period.  Each option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of such grant) and shall provide that the Option shall expire at the end of such period. In the case of Incentive Stock Options, if the Optionee owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date of the Incentive Stock Option is granted, the option period shall not exceed five years from the date of such grant. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted more than ten years from the date this Plan is approved by the stockholders or adopted by the Company (whichever first occurs).

         b. Option Price. The purchase price of each Share of Common Stock subject to each Option granted pursuant to the Plan shall be determined by the Committee at the time the Option is granted. In the case of Incentive Stock Options, such purchase price shall not be less than the fair market value of a share of Common Stock on the date the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date the Option is granted, the option price shall not be less than 110% of the fair market value of a share of Common Stock on such date.

         c. Vesting Period. No part of any Option may be exercised until the Optionee shall have remained in the employ or other service of the Company or any of its Subsidiaries for such period after the date on which the Option is granted as the Committee may specify in the option agreement.

         d. Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised. An Option may not be exercised for fractional Shares. Unless stock of the Company is used to acquire such Shares in accordance with paragraph 8(k), such notice shall be accompanied by case or certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option price of such Shares (together with payment of any amount needed to satisfy any applicable tax withholding) and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of Shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified in the written notice of exercise. Until the issuance of the stock





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                 certificates, no right to vote or received dividends or any other rights as a stockholder shall exist with respect to the optioned Shares.

         e. Termination of Employment. If an Employee Optionee ceases to be employed by the Company or any of its Subsidiaries for any reason other than death or disability, the Options granted to him shall thereupon terminate. Any Options which are exercisable on the date of such employment termination may be exercised during a three-month period beginning on such date.

         f. Disability or Death of Optionee. In the event of the disability or death of an Optionee while he or she is employed by the Company or any of its Subsidiaries, the Options previously granted to him or her may be exercised (to the extent he or she would have been entitled to do so at the date of disability or death) at any time and from time to time, within a period of one year after disability or death, by the Optionee, by the executor or administrator of the Optionee's estate or by the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution, but in no event may the Option may exercised after its expiration. An Employee shall be deemed to be disabled if, in the opinion of a physician selected or approved by the Committee, he or she is incapable of performing services for the Company or any of its Subsidiaries by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration lasting not less than 12 months.

         g. No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; except as provided in paragraphs 8(h) or 8(i), no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.

         h. Changes in Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaring a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option prices, shall be





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                 appropriately and equitably adjusted so as so maintain the proportionate number of shares without changing the aggregate option price.

         i. Investment Representation. Unless the shares issuable upon exercise of the option granted hereby are registered for public resale under the Securities Act of 1933, each option agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Optionee or any person acting under paragraph 8(f) shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such a representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

         j. Payment with Stock. Subject to the Committee's approval at the time of exercise and any requirements applicable under
                 Section 424(c) of the Code, an Employee may pay for any shares of Common Stock with respect to which an Option is being exercised by tendering to the Company other shares of Common Stock, provided however, that at the time of such exercise, the Company shall have a Committee consisting of two (2) or more Non-Employee Directors (within the meaning of 17 C.F.R.
                 Section 240.166-3(b)(3)(i)) who shall approve the payment for option shares with other shares. The certificates representing such other shares of Common Stock must be accompanied by stock power duly executed with signature guaranteed. The value of Common Stock so tendered shall be determined by the Committee in its sole discretion. The Committee may, in its sole and absolute discretion, refuse any tender of shares of Common Stock, in which case it shall deliver the tendered shares back to the Employee and notify the Employee of such refusal.

         k. Options Not Transferable. Unless an option agreement otherwise provides, no Option or interest or right therein or part thereof shall be pledged or used in satisfaction of the debts, contracts or engagements of the Optionee or his successors in interest, or be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means (whether voluntary or involuntary, by operation of law, judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy)), and any attempted disposition thereof shall be null and void and of no effect, provided, however, that nothing in this Section 8(k) shall prevent transfers by will or by the applicable laws of descent and distribution.

9. AMENDMENTS OR TERMINATION. The Board of Directors may, in its sole discretion, amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted without his consent,





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or which without the approval of the shareholders, would: (i) except as is provided in paragraphs 8(h) and 8(i) of the Plan, increase the total number of shares reserved for the purposes of the Plan or decrease the option price provided for in paragraph 8(a) of the Plan or (ii) extend the expiration date of this Plan set forth in paragraph 11 of the Plan.

10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.

11. EFFECTIVENESS AND EXPIRATION OF THE PLAN. The Plan shall be effective on the date it is adopted by the Company by action of its Board of Directors, subject to the express condition that stockholders of the Company shall approve (or shall have approved) the Plan within twelve months before or after the date adopted by the Company by action of the Board of Directors. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE PLAN OR ANY OPTION AGREEMENT PURSUANT TO THE PLAN, NO OPTION UNDER THE PLAN MAY BE EXERCISED UNLESS STOCKHOLDERS OF THE COMPANY SHALL HAVE APPROVED AND RATIFIED THE PLAN WITHIN ONE YEAR OF ITS EFFECTIVE DATE. For the purpose of granting Options hereunder, this Plan shall expire ten years after the effective date of the Plan; thereafter, no Option shall be granted pursuant to the Plan.

12. CANCELLATION AND ISSUANCE. The Committee may, at its sole discretion, but subject to the provisions of the Plan, cancel outstanding Options and issue replacement Options under the Plan under terms and at exercise prices it deems beneficial to the Company and the Optionees, to further the purposes of the Plan. Notwithstanding this paragraph 12, no Options may be canceled, or otherwise amended or modified, without the written consent of the Optionee.





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